                                                                  Exhibit (a)(9)

                           OPTION CASH-OUT AGREEMENT


     THIS OPTION CASH-OUT AGREEMENT (this "Agreement") is made and entered into by and among EMusic.COM INC., a Delaware corporation ("EMusic") and the person listed on Exhibit A hereto ("Holder") as of the last date set forth on the
          ---------
signature page hereof.

                                   BACKGROUND
                                   ----------

     A.  EMusic has granted Holder one or more options referenced on Exhibit A
                                                                     ---------
to this Agreement (collectively, the "Options"), under the EMusic.com Inc. 1998 Stock Option Plan, the EMusic.com Inc. 1998 Nonstatutory Stock Option Plan, the Tunes.com Inc. 1997 Stock Option Plan and/or the Amended and Restated Stock Option Plan of Group K Inc. d/b/a Cductive (together, the "Option Plans"), pursuant to which Holder has certain rights to purchase a specified number of shares of common stock, $0.001 par value, of EMusic ("EMusic Common Stock");

     B. EMusic, Universal Music Group, Inc., a California Corporation ("Universal"), and Universal Acquisition Corp., Inc., a Delaware corporation and wholly owned subsidiary of Universal ("Sub"), have entered into an Agreement and Plan of Merger, dated as of April 6, 2001, (the "Merger Agreement"), pursuant to which (i) Universal will, on the conditions set forth in the Merger Agreement, make a tender offer for all of the outstanding shares of EMusic Common Stock (the "Tender Offer") at a price of $0.57 per share (such amount, or any greater amount per share paid pursuant to the Tender Offer, being hereinafter referred to as the "Offer Price"), net to the seller in cash, and (ii) upon completion of the Tender Offer, Universal, Sub, and EMusic have agreed to effect a merger of Sub with and into EMusic upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement;

     C. Upon the consummation of the merger contemplated by the Merger Agreement (the "Merger"), each outstanding share of EMusic Common Stock (subject to certain exceptions described in the Merger Agreement) shall be cancelled and extinguished and be converted automatically into the right to receive the Offer Price. The parties to this Agreement desire that upon the consummation of the Tender Offer each outstanding Option with an exercise price below the Offer Price be converted into the right to receive the cash amount equal to the product of (A) the number of shares of EMusic Common Stock subject to such Option (including Options not then exercisable, subject to Holder not voluntarily terminating his or her employment with EMusic prior to the consummation of the Tender Offer) and (B) the amount, if any, by which the Offer Price exceeds the exercise price per share of EMusic Common Stock subject to such Option immediately prior to the consummation of the Tender Offer, subject to the terms and conditions of this Agreement; and

     D. The parties to this Agreement desire that contingent upon the consummation of the Tender Offer and in consideration for the total cash consideration set forth on Exhibit A to this Agreement (such cash consideration,
                           ---------
net of applicable withholdings, and as appropriately adjusted to reflect any increase in the Offer Price and to exclude any options exercised prior to the consummation of the Tender Offer being the "Option Merger Consideration") Holder relinquishes Holder's rights under the Options and the agreements evidencing those Options (the "Option Agreements") and release all existing or potential claims under the Options, the Option Agreements and the Option Plans.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to the consummation of the Tender Offer, as follows:

     1.  Payment; Relinquishment.
         -----------------------

     EMusic hereby agrees that it shall cause the Option Merger Consideration to be paid to Holder as soon as practicable after the consummation of the Tender Offer, subject to the terms and conditions of this Agreement. In consideration for the receipt by Holder of the Option Merger Consideration, Holder hereby irrevocably relinquishes any and all rights of Holder under the Options, the Option Agreements and the Option Plans, such relinquishment to be conditioned upon and to occur simultaneously at the occurrence of the consummation of the Tender Offer. Holder acknowledges and agrees that during Holder's continuing employment with EMusic, Holder will not exercise any vested Options prior to the earlier of the consummation of the Tender Offer or receipt of notification that the Merger has been cancelled. The receipt by Holder of the Option Merger Consideration at or after the consummation of the Tender Offer shall constitute complete and full payment for the relinquishment of all rights of Holder under the Options, the Option Agreements and the Option Plans. Holder hereby represents and warrants to EMusic that the Options and the Option Agreements are the only agreements or understandings between Holder and EMusic or any affiliate of EMusic pertaining to the grant by EMusic (or any affiliate of EMusic) of any right, option or warrant to acquire (i) EMusic Common Stock or (ii) any other equity security of EMusic.

     2.  Termination of Employment Prior to Consummation of the Tender Offer.
         -------------------------------------------------------------------

     Holder acknowledges and agrees that if Holder voluntarily terminates his or her employment with EMusic prior to the consummation of the Tender Offer, (i) Holder's rights to receive the Option Merger Consideration with respect to Holder's unvested Options shall then be terminated and Holder's unvested Options as of the effective date of the termination shall immediately terminate and be of no further value, and (ii) Holder's rights to receive the Option Merger Consideration with respect to Holder's Options that are vested as of the date of such termination will expire if the consummation of the Tender Offer does not occur within 90 days after the date of employment termination and, in that event, Holder must exercise such vested Options prior to the expiration of such 90-day period to realize the economic value, if any, of such Options and to the extent not exercised such vested Options shall terminate and be of no further value. As used in this section, voluntary termination does not include failure to accept a job offered with Universal so long as Holder does not voluntarily terminate Holder's employment with EMusic effective prior to the consummation of the Tender Offer.

     3.  Release.
         -------

     Holder for himself or herself and his or her successors and assigns hereby releases, acquits, and forever discharges EMusic and EMusic's respective past and future subsidiaries, affiliates, employees, officers, directors, stockholders, agents, representatives, successors and assigns (collectively, the "Released Parties") of and from any and all actions, causes of action, suits, claims, demands, judgments, damages, obligations and liabilities of any kind, at law or in equity, known or unknown, which Holder had, now has, or hereafter may have against the Released Parties, or any of them, under the Options, the Option Agreements or the Option Plans subject to the consummation of the Tender Offer.

     4.  Civil Code 1542 Waiver
         ----------------------

     Holder acknowledges that he or she has read all of the foregoing release and the Civil Code section below and that he or she fully understands both the release and the Civil Code section. Holder waives any benefits and rights granted to him or her pursuant to Civil Code section 1542. California Civil Code section 1542 states:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     5.  Separate Representation.
         -----------------------

     Holder hereby acknowledges that (i) Holder has not been represented by Gray Cary Ware & Freidenrich LLP (counsel to the Company) or Munger Tolles & Olson LLP (counsel to Universal and Universal Acquisition Corp.) in connection with this Agreement or any other agreements or issues related to the transactions contemplated in the Merger Agreement, (ii) Holder has had sufficient time and opportunity to review this Agreement and all other documents affecting his or her interests in connection with the transactions contemplated in the Merger Agreement, and (iii) Holder has been advised that Holder has the right to engage and consult separate counsel at Holder's expense in connection with this Agreement and all other agreements or issues related to the transactions contemplated in the Merger Agreement and Holder acknowledges that Holder has either retained such counsel or chosen not to do so prior to execution of this Agreement.

     5.  CHOICE OF LAW.
         -------------

     THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE DETERMINATION OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THERETO.

     6.  Jurisdiction and Venue.
         ----------------------

     Any judicial proceeding brought by or against any of the parties to this Agreement on any dispute arising out of this Agreement shall be brought in the state or federal courts of San Mateo County, California, and by execution and delivery of this Agreement, each of the parties hereto accepts the exclusive jurisdiction and venue of the aforesaid courts and agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

     7.  Binding Nature.
         --------------

     This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     8.  Counterparts.
         ------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.

     9.  Tax Withholding.
         ---------------

     Holder acknowledges and agrees that EMusic may withhold from any amount to be paid hereunder any taxes or other amounts required by law.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed effective as of the last date on which any of the parties execute this Agreement.

          Date:_____________________        EMUSIC.COM INC.


                                            By:___________________________

                                            Name:_________________________

                                            Title:________________________



          Date:_____________________        HOLDER:

                                            ______________________________

                                            Name:_________________________


                                            Address where Holder wants any
                                            notice sent and, if different, where
                                            Option Merger Consideration or any
                                            other consideration under this
                                            Agreement should be sent:


                                            NOTICE:

                                            ______________________________

                                            ______________________________

                                            ______________________________


                                            CONSIDERATION:

                                            ______________________________

                                            ______________________________

                                            ______________________________

                                SPOUSAL RELEASE



          I, _______________________________, am the spouse of Holder.  I have read and understand this Release and the documents referred to herein, and I hereby release any and all claims that I may have against the Released Parties, EMusic, or any affiliate thereof arising from the Option Agreements or the Option Plans to acquire (i) EMusic Common Stock or (ii) any other equity interest in EMusic or any affiliate thereof.


                                             SPOUSE:


                                             ___________________________________
                                             (If not married, please mark
                                             "Not Applicable" on this line)

                                   EXHIBIT A
                                   ---------



Name of Holder:


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     Date of         Number of Options         Exercise           Consideration Payable to Holder
      Grant             Outstanding              Price           Assuming an Offer Price of $0.57
                                                                             per Share
---------------------------------------------------------------------------------------------------

                                         $                      $
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                                         $                      $
---------------------------------------------------------------------------------------------------
                                         $                      $
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                                         $                      $
---------------------------------------------------------------------------------------------------
                                         $                      $
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                                         $                      $
---------------------------------------------------------------------------------------------------
                                         $                      $
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                                         $                      $
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                                         $                      $
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                                         $                      $
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

---------------------------------------------------------------------------------------------------
TOTAL*                                                                         $
-------------------------------------------------------------------------------------------------

* To be reduced by applicable tax withholding.